                                                                      EXHIBIT 11


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                                         YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                  --------------------------
                                                                                      2000          1999
                                                                                  ------------  ------------

Numerator:

   Net income (loss) before extraordinary item, as reported ....................  $  2,852,000  $  3,117,000

   Dividends, Class B convertible preferred stock, Series C ....................            --            --

   Dividends, Class B convertible preferred stock, Series 1996 .................            --            --

   Dividends, Class B convertible redeemable preferred stock, Series 1997 ......            --            --

   Redemption premium and other costs, Class B convertible preferred stock,
     Series 1997................................................................            --            --

   Dividends, Class B redeemable preferred stock, Series 1997-A ................            --            --
                                                                                  ------------  ------------
      Numerator for basic earnings (loss) per
        share - income (loss) attributable to common
        Stockholders, before extraordinary item ................................     2,852,000     3,117,000

   Effect of dilutive securities:
      Class B convertible preferred stock,
         Series C ..............................................................            --            --
                                                                                  ------------  ------------
                                                                                            --            --
                                                                                  ------------  ------------
      Numerator for diluted earnings (loss) per share - income (loss)
         attributable to common stockholders after
         assumed conversions ...................................................  $  2,852,000  $  3,117,000
                                                                                  ============  ============

Denominator:
   Denominator for basic earnings (loss) per
      share - weighted-average shares ..........................................     8,913,000     8,890,000

   Effect of dilutive securities:
      Employee stock options and warrants ......................................        41,000       648,000
      Convertible preferred stock ..............................................            --            --
                                                                                  ------------  ------------
   Dilutive potential common shares ............................................        41,000       648,000
                                                                                  ------------  ------------
      Denominator for diluted earnings (loss) per
         share - adjusted weighted-average
         shares and assumed conversions ........................................     8,954,000     9,538,000
                                                                                  ============  ============

Basic earnings (loss) per share, before
   extraordinary item ..........................................................  $        .32  $        .35
Extraordinary item .............................................................            --            --
                                                                                  ------------  ------------
Basic earnings (loss) per share ................................................  $        .32  $        .35
                                                                                  ============  ============

Diluted earnings (loss) per share before
   extraordinary item ..........................................................  $        .32  $        .33
Extraordinary item .............................................................            --            --
                                                                                  ------------  ------------
Diluted earnings (loss) per share ..............................................  $        .32  $        .33
                                                                                  ============  ============


                                                                                         SIX MONTHS ENDED         YEAR ENDED
                                                                                            DECEMBER 31,           JUNE 30,
                                                                                   ---------------------------   ------------
                                                                                       1998           1997           1998
                                                                                   ------------   ------------   ------------
                                                                                                    (unaudited)
Numerator:

   Net income (loss) before extraordinary item, as reported ....................   $  4,838,000   $  1,158,000   $(54,254,000)

   Dividends, Class B convertible preferred stock, Series C ....................        166,000        181,000        362,000

   Dividends, Class B convertible preferred stock, Series 1996 .................         69,000         75,000        150,000

   Dividends, Class B convertible redeemable preferred stock, Series 1997 ......         45,000         57,000        182,000

   Redemption premium and other costs, Class B convertible preferred stock,
     Series 1997................................................................        225,000

   Dividends, Class B redeemable preferred stock, Series 1997-A ................        151,000         91,000        271,000
                                                                                   ------------   ------------   ------------
      Numerator for basic earnings (loss) per
        share - income (loss) attributable to common
        Stockholders, before extraordinary item ................................      4,182,000        754,000    (55,219,000)

   Effect of dilutive securities:
      Class B convertible preferred stock,
         Series C ..............................................................             --             --             --
                                                                                   ------------   ------------   ------------
                                                                                             --             --             --
                                                                                   ------------   ------------   ------------
      Numerator for diluted earnings (loss) per share - income (loss)
         attributable to common stockholders after
         assumed conversions ...................................................   $  4,182,000   $    754,000   $(55,219,000)
                                                                                   ============   ============   ============

Denominator:
   Denominator for basic earnings (loss) per
      share - weighted-average shares ..........................................      4,487,000      3,574,000      3,595,000

   Effect of dilutive securities:
      Employee stock options and warrants ......................................          8,000        565,000             --
      Convertible preferred stock ..............................................      1,476,000             --             --
                                                                                   ------------   ------------   ------------
   Dilutive potential common shares ............................................      1,484,000        565,000             --
                                                                                   ------------   ------------   ------------
      Denominator for diluted earnings (loss) per
         share - adjusted weighted-average
         shares and assumed conversions ........................................      5,971,000      4,139,000      3,595,000
                                                                                   ============   ============   ============

Basic earnings (loss) per share, before
   extraordinary item ..........................................................   $        .93   $        .21   $     (15.36)
Extraordinary item .............................................................           (.63)         (1.00)         (1.20)
                                                                                   ------------   ------------   ------------
Basic earnings (loss) per share ................................................   $        .30   $       (.79)  $     (16.56)
                                                                                   ============   ============   ============

Diluted earnings (loss) per share before
   extraordinary item ..........................................................   $        .70   $        .18   $     (15.36)
Extraordinary item .............................................................           (.47)          (.86)         (1.20)
                                                                                   ------------   ------------   ------------
Diluted earnings (loss) per share ..............................................   $        .23   $       (.68)  $     (16.56)
                                                                                   ============   ============   ============